835 Georgia Avenue

Chattanooga, Tennessee 37402

March 28, 2014

Dear Shareholder:

We are pleased to invite you to attend our Annual Meeting of Shareholders, which will be held at 6:00 p.m., on Thursday, April 24, 2014, at the Electric Power Board (EPB) Building, 7th Floor Auditorium, located at 10 West Martin Luther King Boulevard in Chattanooga, Tennessee.

As discussed in the accompanying proxy statement, you will be asked at the Annual Meeting to elect the Board of Directors and to ratify the appointment of the auditors of Cornerstone Bancshares, Inc.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, please sign, date and return the enclosed proxy card at your earliest convenience.

Thank you for your cooperation.

Sincerely,

Wesley M. (Miller) Welborn	Nathaniel F. (Frank) Hughes
Chairman of the Board	President & CEO

CORNERSTONE BANCSHARES, INC.

835 Georgia Avenue

Chattanooga, Tennessee 37402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2014

Notice is hereby given that the Annual Meeting of Shareholders (the “Shareholders Meeting”) of Cornerstone Bancshares, Inc., a Tennessee corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “Company”), will be held at the EPB Building, 7th Floor Auditorium, 10 W. Martin Luther King, Jr. Blvd, Chattanooga, Tennessee, on Thursday, April 24, 2014, beginning at 6:00 p.m. local time, for the following purposes:

1. Election of Directors. To elect ten individuals to the Board of Directors.

2. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

3. Other Business. To transact such other or further business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Shareholders Meeting is contained in the Proxy Statement attached to this Notice.

Only shareholders of record at the close of business on March 15, 2014 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.

All shareholders, whether or not they expect to attend the Shareholders Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the President of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Shareholders Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Chattanooga, Tennessee	Wesley M. Welborn	Nathaniel F. Hughes
March 28, 2014	Chairman	President & CEO

YOU ARE ENCOURAGED TO ATTEND THE SHAREHOLDERS MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND THE SHAREHOLDERS MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU, AT YOUR EARLIEST CONVENIENCE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

CORNERSTONE BANCSHARES, INC.

TO BE HELD ON

APRIL 24, 2014

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders (the “Shareholders”) of Cornerstone Bancshares, Inc., a Tennessee corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from holders of the outstanding shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), for use at the annual meeting of the Shareholders to be held at the EPB Building, 7th Floor Auditorium, 10 W. Martin Luther King, Jr. Blvd, Chattanooga, Tennessee, on Thursday, April 24, 2014, beginning at 6:00 p.m. local time, and at any adjournment or postponement thereof (the “Shareholders Meeting”). In order to obtain directions to attend the Shareholders Meeting, contact Ms. Charlotte Lindeman at (423) 385-3097.

The Board has fixed the close of business on March 15, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Shareholders Meeting. Each share of Common Stock entitles the holder thereof to one vote. As of February 28, 2014, there were issued and outstanding 6,547,074 shares of Common Stock.

Proxies for the Shareholders Meeting are hereby being solicited on behalf of the Company. In connection with the solicitation of proxies, the Board has designated Mr. Nathaniel F. Hughes, Mr. Wesley M. Welborn and Doyce G. Payne, M.D. as proxies. Shares represented by all properly executed proxy cards received in time for the meeting (the “Proxy Shares”) will be voted at the Shareholders Meeting in accordance with the directions on such proxies. If no directions are specified, the Proxy Shares will be voted (i) “FOR” the election of the ten persons specified as nominees for directors of the Company; (ii) “FOR” the ratification of the Audit Committee’s appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and (iii) in accordance with the recommendations of the Board in connection with the transaction of such other business as may properly come before the Shareholders Meeting. The Board knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the Proxy Shares will be voted for the election, in his or her stead, of such other person as the Board may recommend.

The proxy is revocable by you by providing written notice to the President of the Company at any time prior to the exercise of the authority granted thereby or by attending the Shareholders Meeting and electing to vote in person.

This Proxy Statement is dated March 28, 2014 and it and the accompanying notice and form of proxy are first being mailed to the Shareholders on or about March 28, 2014. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Shareholders Meeting. Votes cast by proxy or in person at the Shareholders Meeting will be counted by the person appointed by the Company to act as election inspector for the meeting. The election inspector will treat Proxy Shares that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not be counted as votes for or against any proposal. In those instances where shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes. Broker non-votes will not be counted as votes for or against any proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 24, 2014: This Proxy Statement and the Company’s 2013 Annual Report to Shareholders are available at www.cscbank.com in the Investor Relations area.

1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information, as of February 28, 2014, with respect to beneficial ownership by (i) each person who is known to the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer (as such term is defined under Item 402(m)(2) of Regulation S-K, referred to herein collectively as the “named executive officers”) for the fiscal year ended December 31, 2013 (referred to herein as “fiscal 2013”), and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have the sole voting and investment power with respect to their shares of Common Stock (except to the extent that authority is shared by spouses under applicable law).

Name and Address of Beneficial Owner	Description	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Outstanding Common Stock (1)	Amount and Nature of Beneficial Ownership of Series A Convertible Preferred Stock		Percent of Outstanding Series A Convertible Preferred Stock

5% or More Beneficial Owners:
The Banc Funds Company, LLC 20 North Wacker Drive, Suite 3300 Chicago, IL 60606		389,406	(2)	5.95%
Directors and Named Executive Officers:
John H. Coxwell	Senior Executive Officer	12,033	(5)	*	71		*

B. Kenneth Driver	Director	146,694	(3)(4)(5)	2.11%	4,440	(4)	*

Karl Fillauer	Director	248,778	(3)(4)(5)	3.57%	4,000		*

David G. Fussell	Director	32,050	(3)(5)	*	3,000		*

Nathaniel F. Hughes	President and Chief Executive Officer and Director	247,013	(3)(4)(5)	3.55%	10,000		1.67%

Frank S. McDonald	Director	29,359	(3)(5)	*	1,000		*

Doyce G. Payne, M.D.	Director	176,793	(3)(4)(5)	2.54%	1,200		*

Gary W. Petty, Jr.	Executive Vice President and Chief Financial Officer	23,617	(3)	*	*		*

James R. Vercoe Jr.	Executive Vice President and Chief Credit Officer	16,500	(3)(5)	*	600		*

Robert B. Watson	Executive Vice President and Senior Loan Officer	46,311	(3)(4)(5)	*	1,880		*

Wesley M. Welborn	Chairman and Director	122,573	(3)(4)(5)	1.76%	4,000		*

Billy O. Wiggins	Director	179,562	(3)(4)(5)	2.58%	200		*

Marsha Yessick	Director	129,578	(3)(4)(5)	1.86%	468		*

All directors and executive officers as a group (13 persons)		1,410,861		20.71%	30,859		5.14%

______________

*	Signifies less than one percent.

2

(1)	Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 6,547,074 shares issued and outstanding on February 28, 2014.

(2)	Based on a Schedule 13G/A filed jointly by Banc Fund VI L.P. ("BF VI"), an Illinois limited partnership, Banc Fund VII L.P. ("BF VII"), an Illinois Limited Partnership, and Banc Fund VIII L.P. ("BF VIII"), an Illinois limited Partnership, (collectively, the "Reporting Persons"). The general partner of BF VI is MidBanc VI L.P. ("MidBanc VI"), whose principal business is to be a general partner of BF VI. The general partner of BF VII is MidBanc VII L.P. ("MidBanc VII"), whose principal business is to be a general partner of BF VII. The general partner of BF VIII is MidBanc VIII L.P. ("MidBanc VIII"), whose principal business is to be a general partner of BF VIII. MidBanc VI, MidBanc VII, and MidBanc VIII are Illinois limited partnerships. The general partner of MidBanc VI, MidBanc VII, and MidBanc VIII is The Banc Funds Company, L.L.C., ("TBFC"), whose principal business is to be a general partner of MidBanc VI, MidBanc VII, and MidBanc VIII. TBFC is an Illinois limited liability company whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF VI, BF VII, and BF VIII, since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities directly and indirectly controlled by TBFC.

(3)	Includes the following numbers of shares subject to purchase pursuant to options that are exercisable or will become exercisable within 60 days of February 28, 2014: Mr. Driver—22,150 shares; Mr. Fillauer—22,150 shares; Mr. Fussell—14,550 shares; Mr. Hughes—59,000 shares; Mr. McDonald—21,150 shares; Dr. Payne—22,150 shares; Mr. Petty—23,000 shares; Mr. Vercoe—13,500 shares; Mr. Watson—36,500 shares; Mr. Welborn—21,150 shares; Mr. Wiggins—22,150 shares; Ms. Yessick—22,150 shares; and all directors and officers as a group—304,600 shares. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person listed above as a beneficial owner.

(4)	Includes shares held by affiliated entities, shares held by spouses, children or other close relatives, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Driver—107,344 common shares and 440 preferred shares; Mr. Fillauer—146,841 common shares and 2,000 preferred shares; Mr. Hughes—2,056 common shares; Dr. Payne—67,228 common shares and 1,200 preferred shares; Mr. Watson —680 preferred shares; Mr. Welborn —18,900 common shares; Mr. Wiggins—800 common shares; and Ms. Yessick—51,429 common shares and 468 preferred shares.

(5)	Includes the following numbers of shares subject to the conversion of Series A Convertible Preferred Stock which can be converted to Cornerstone Bancshares common stock at any time at the discretion of the owner at a 5 shares of common to 1 share of preferred conversion: Mr. Coxwell 355; Mr. Driver 22,200; Mr. Fillauer 20,000; Mr. Fussell 15,000; Mr. Hughes 50,000; Mr. McDonald 5,000; Dr. Payne 6,000; Mr. Vercoe 3,000; Mr. Watson 9,400; Mr. Welborn 20,000; Mr. Wiggins 1,000; Ms. Yessick 2,340.

3

PROPOSALS

Item 1. ELECTION OF DIRECTORS

The Company’s bylaws provide that the Board shall be comprised of nine to fifteen directors. Currently, the Board is comprised of nine directors.

On February 24, 2014, the Board nominated Monique P. Berke, B. Kenneth Driver, Karl Fillauer, David G. Fussell, Nathaniel F. Hughes, Frank S. McDonald, Doyce G. Payne, M.D., Wesley M. Welborn, Billy O. Wiggins and Marsha Yessick to stand for election as directors at the Shareholders Meeting. Should any nominee become unable to serve for any reason, or choose not to serve, the Board may designate a substitute nominee or nominees (in which event the persons named in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or by resolution provide for a lesser number of directors.

Each director elected at the Shareholders Meeting will serve until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Information about Director Nominees

Set forth below with respect to the nominees for director of the Company is information regarding their business experience during the past five years and other information. In addition, the individual experiences, qualifications, attributes and/or skills of each nominee for director that led to his or her nomination and contribute to the Board’s effectiveness as a whole are discussed below.

Name	Age	Principal Occupation and Qualifications
Monique P. Berke	47	Vice President, Investment Operations of Unum Group, a global provider of financial protection benefits. She previously served as Vice President, Human Resources, Global Services for Unum. Prior to 2009, she owned and operated Berke Coaching & Consulting, providing consulting services to Fortune 500 companies. Ms. Berke has extensive experience in the financial services industry with specializations in human resources and operational effectiveness. Her corporate and consulting backgrounds add extensive experience to the Board in matters concerning human resources, process and change management and strategic planning. She has served on several community non-profit boards and committees and is the recipient of many professional awards.
B. Kenneth Driver	78	Vice Chairman and Co-CEO of Fillauer Companies, Inc., a Chattanooga based prosthetic manufacturer since 1914. He previously served as President and Chief Operations Officer of Fillauer Companies, Inc. from 1994 to 2007. Since 2007 he has served as the Vice Chairman and Vice CEO of the Fillauer Companies. He has been a director of the Company since 1997. Mr. Driver has extensive experience in matters involved in running a large public company, has served in several capacities from CFO to President and has expertise in finance and accounting, corporate governance, employee matters, and mergers and acquisitions.
Karl Fillauer	66	Chairman and Co-CEO of Fillauer Companies, Inc., a Chattanooga based prosthetic manufacturer since 1914. He has been a director of the Company since 1997. Mr. Fillauer brings significant executive management experience and insight to the Board and is proficient in matters relating to finance and accounting, corporate governance, employee matters, and mergers and acquisitions.
David G. Fussell	67	Former Chief Investment Officer (CIO) of Unum Group, a leading worldwide provider of employee benefits insurance. Mr. Fussell was employed by Unum Group and its predecessors for 42 years, including as its Senior Vice President of Investments from 2000 to 2008. He has been a director of the Company since January 2009. As the CIO of a large public company, Mr. Fussell acquired extensive experience in matters relating to finance and accounting, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. His investment background adds material depth to the Company’s investment management and risk oversight process. In addition, he serves on the boards of several non-profit organizations.

4

Name	Age	Principal Occupation and Qualifications
Nathaniel F. Hughes	55	President and Chief Executive Officer of the Company and the Company’s sole banking subsidiary, Cornerstone Community Bank (the “Bank”), since March 2012. He previously served as President and Interim Chief Executive Officer of the Company and the Bank from November 2009 to March 2012. Prior to that time Mr. Hughes served as President and Chief Financial Officer of the Company and President and Chief Operating Officer of the Bank from June 2004 to November 2009; President and Chief Financial Officer of the Company and the Bank from April 2003 to June 2004; and Executive Vice President and Chief Financial Officer of the Company and the Bank from February 1999 to April 2003. Mr. Hughes has been a director of the Company since April 2003. He has over 30 years experience in the banking and financial services industry, including expertise in finance and accounting. Mr. Hughes possesses extensive knowledge of the Company’s business and regulatory environment, including matters affecting public companies. As chief executive, he is intimately involved in the Company’s strategic vision and direction and interacts with key executives and constituents within and outside the organization. He also serves on the boards of several non-profit organizations.
Frank S. McDonald	62	President of FMA Architects, PLLC, a Chattanooga based architectural firm, for more than twenty-five years. He has been a director of the Company since September 2005. Mr. McDonald’s extensive experience in the development and real estate industry assists the Bank’s loan origination process and credit risk management. In addition, he has vast experience in board governance and has served as Chairman of several non-profit organizations.
Doyce G. Payne, M.D.	63	Dr. Payne practiced obstetrics and gynecology in the Chattanooga area for more than twenty years prior to his redirecting his practice to International Medical Missions in 2004. He has been a director of the Company since 1997. As a resident of Chattanooga, his knowledge of the Chattanooga market fits well with the Company’s strategy of focusing on its core banking franchise in Hamilton County. He also serves on the boards of several non-profit organizations.
Wesley M. Welborn	55	Chairman of the Board of Directors of the Company and the Bank since November 2009. Mr. Welborn is a Partner with the Lamp Post Group, a Chattanooga based small business incubator. Mr. Welborn also has served as President of Welborn & Associates, Inc., a Chattanooga based consulting firm specializing in transportation logistics, for more than ten years. He has been a director of the Company since September 2005. Mr. Welborn has served on the boards of numerous trucking companies and associations. In addition, he served on the board of a publicly traded bank for many years and for two terms as a director of the Federal Reserve Bank of Atlanta’s Birmingham Branch. He also serves on the boards of several non-profit organizations.
Billy O. Wiggins	71	President of Checks, Inc., a Chattanooga based specialty check printing company, for more than twenty years. He has been a director of the Company since 1997. Mr. Wiggins has expertise in retailing and wholesaling and extensive experience in the matters involved in running a large company, including finance and accounting, corporate governance, employee matters, and mergers and acquisitions.
Marsha Yessick	66	Owner of Yessick’s Design Center, a Chattanooga based interior design company, for more than thirty years and a current member of the American Society of Interior Designers. She has been a director of the Company since 1997. As the founder and operator of several businesses, Ms. Yessick has developed significant experience in managing and operating businesses of varying sizes. In addition, her background assists the Company in human resources management.

5

Required Vote

Directors will be elected by a plurality of the votes cast at the Shareholders Meeting at which a quorum is present.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

Item 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

The Audit Committee of the Board has appointed Mauldin & Jenkins, LLC (“M&J”) to serve as the independent registered public accounting firm for the Company and the Bank for the fiscal year ending December 31, 2014 (sometimes referred to herein as “fiscal 2014”). M&J reached a definitive agreement with the members of Hazlett, Lewis, & Bieter, PLLC (“HLB” the Company’s previous appointed accountant) to merge all their members into M&J. M&J, as successor to HLB, has served as the independent registered public accounting firm for the Company since 1997 and for the Bank since 1996. M&J has advised the Company that neither M&J nor any of its partners have any direct or material interest in the Company and its subsidiary except as the independent registered public accounting firm of the Company and its subsidiary.

The Company is asking the shareholders to ratify the Audit Committee’s appointment of M&J for fiscal 2014. In the event the Shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other independent registered public accounting firms after fiscal 2014. A representative of M&J will be present at the Shareholders Meeting and will be given the opportunity to make a statement on behalf of M&J if he or she so desires. The M&J representative is also expected to respond to appropriate questions from the shareholders.

Required Vote

The affirmative vote by holders of a majority of the shares of Common Stock represented at the Shareholders Meeting, at which a quorum is present, is required to ratify the appointment of M&J as the Company’s independent registered public accounting firm for fiscal 2014.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAULDIN & JENKINS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Company’s business is managed by its employees under the direction and oversight of the Board of Directors. Board members are kept informed of the Company’s business through discussions with management, materials provided to them by management and their participation in Board and Board Committee meetings.

Board Composition and Director Independence

The Board is currently comprised of nine directors. The directors of the Company are also directors of the Bank. The current Board is comprised of one employee director, Nathaniel F. Hughes, and eight non-employee directors, Messrs. Driver, Fillauer, Fussell, McDonald, Payne, Welborn and Wiggins and Ms. Yessick. Although the OTC Bulletin Board does not have rules regarding director independence, the Board in its business judgment has determined that each of the non-employee directors is an “independent director,” as defined by the listing standards of the Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). The Board has four standing committees: the Audit Committee, the Asset/Liability Management and Strategic Planning Committee, the Human Resource/Compensation Committee and the Nominating/Board Governance Committee. The Board limits membership on the Audit Committee, the Compensation Committee and the Nominating/Board Governance Committee to independent directors as defined by the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”). The standing committees advise the Board on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision. Each of these four committees has an identical counterpart which serves the board of the Bank. In addition, the Bank has a Directors Loan Committee (the “Bank’s Loan Committee”). The Bank’s wholly owned subsidiary, Eagle Financial, Inc. (“Eagle”), is dormant and has no committees or directors appointed at this time. The Company’s Board selects the non-management directors from the Company’s independent directors if appointed.

6

Board Leadership Structure

Currently, the Chairman of the Board is an independent director. The offices of Chairman of the Board and Chief Executive Officer (“CEO”) are separated, with Nathaniel F. Hughes holding the position of President and CEO and Wesley M. Welborn being Chairman of the Board. The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and CEO. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with necessary flexibility to adjust to changed circumstances. In light of the transition in management in 2009 and the many challenges arising from the difficult economic and regulatory environment, the Board determined that separating the roles of Chairman and CEO would allow the CEO to devote the requisite significant time and focus on managing our business and restoring financial strength. However, under other circumstances, the Board may determine that combining these roles would better serve the Company by enabling one individual to act as a bridge between management and the Board, thereby facilitating their common purpose, and clarifying lines of authority and responsibility. Historically, the Company has not designated a separate lead independent director at times when the offices of Chairman and CEO were combined.

Risk Oversight

Oversight of risk management is a central focus of the Board and its committees. The full Board regularly receives reports both from Board committees and from management with respect to the various risks facing the Company, including the Bank, and oversees planning and responding to them as appropriate. The Audit Committee currently has primary responsibility for oversight of financial risk and for oversight of the Company’s risk management processes, including those relating to litigation and regulatory compliance. Under its charter, the Audit Committee is required to discuss the Company’s risk assessment and risk management policies and to inquire about any significant risks and exposures and the steps taken to monitor and minimize such risks. The Asset/Liability Management and Strategic Planning Committee actively measures and manages interest rate risk and is responsible for approving the Company’s asset/liability management policies and for overseeing the formulation and implementation of strategies to improve balance sheet positioning and earnings. The Human Resource/Compensation Committee is chiefly responsible for compensation-related risks. Under its charter, the Human Resource/Compensation Committee must discuss and review the key business and other risks the Company faces and the relationship of those risks to certain compensation arrangements. The Bank’s Loan Committee has primary responsibility for credit risk and the committee’s duties include oversight of the Bank’s credit risk department. Each of these committees receives regular reports from management concerning areas of risk for which the committee has oversight responsibility. The Bank is in the process of developing an Enterprise Risk approach to managing the Company’s risk. The objective is to consolidate and simplify the Company’s major risk components and report them to the Board in a manageable format.

Code of Conduct

The Company has adopted a Code of Conduct, which contains provisions consistent with the SEC’s description of a code of ethics, which applies to its directors, officers and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller and persons performing similar functions. The purpose of the Code of Conduct is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and other public communications by the Company; (3) assure compliance with applicable governmental laws, rules and regulations; (4) require prompt reporting of any violations of the Code of Conduct; and (5) establish accountability for adherence to the Code of Conduct. Each director is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct. The Company’s Code of Conduct is available on the Company’s website at www.cscbank.com in the Investor Relations area.

Meetings of the Board of Directors

Because all directors of the Company are also directors of the Bank, the Board of Directors of the Company and the Bank meet concurrently (collectively referred to herein as the “Board”). The Board held twelve meetings during 2013, and all directors attended at least 85% of the aggregate total number of meetings of the Board and meetings of the Board committees on which they served (to the extent held during the period for which the director had been a member of the Board or a member of such Board committees). The Company does not have a policy for director attendance at annual meetings. Nine of our then ten directors were present at the Company’s 2013 Annual Meeting of Shareholders.

7

Audit Committee

The Audit Committee selects and engages the Company’s independent registered public accounting firm each year. In accordance with its charter, the Audit Committee, among other things, reviews the Company’s financial statements, the results of internal auditing, financial reporting procedures, reports of regulatory authorities, compliance with internal controls required by the Federal Deposit Insurance Corporation Improvement Act and regularly reports to the Board with respect to all significant matters presented at meetings of the Audit Committee. The charter of the Audit Committee is available on the Company’s website at www.cscbank.com in the Investor Relations area. The Audit Committee is currently comprised of four non-employee directors, Messrs. Payne, Fillauer, Fussell and McDonald, each of whom is “independent” as defined by the Nasdaq listing standards and the rules and regulations of the SEC. The Audit Committee does not have an “audit committee financial expert,” as defined in applicable SEC rules, because no director on the Board satisfies the criteria of an audit committee financial expert and the Company has not been able to find a suitable board member who is such an expert. The Audit Committee held four meetings for the Company during 2013, each of which was held concurrently with the Bank’s Audit Committee. Prior to the release of quarterly reports in 2013, the Audit Committee or a member of the Audit Committee also reviewed and discussed the interim financial information contained therein with the Company’s independent registered public accounting firm during fiscal 2013.

Audit Committee Report

Committee Charter

The Audit Committee and the Board have approved and adopted a charter for the Audit Committee, a copy of which is available on the Company’s website at www.cscbank.com in the Investor Relations area. In accordance with the charter, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The responsibilities of the Audit Committee are described in greater detail in its charter.

Auditor Independence

The Audit Committee received from M&J written disclosures and a letter regarding its independence as required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence,” describing all relationships between the independent registered public accounting firm and the Company that might bear on the registered public accounting firm’s independence, and discussed this information with M&J. The Audit Committee also reviewed and discussed with management and with M&J the quality and adequacy of the Company’s internal controls. The Audit Committee also reviewed with M&J and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with M&J also included the matters required by the Public Accounting Oversight Board Auditing Standard No. 16. The Audit Committee has also considered, and concluded, that the provision of services by M&J described under the caption “Audit and Non-Audit Fees” are compatible with maintaining the independence of M&J.

Review of Audited Financial Statements

The Audit Committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2013 and has discussed the audited financial statements with management and with M&J. Based on all of the foregoing reviews and discussions with management and M&J, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, to be filed with the SEC.

The foregoing report is submitted by the following members of the Audit Committee:

Doyce G. Payne, M.D., Chairman

Karl Fillauer

Frank S. McDonald

David G. Fussell

8

The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. In addition, such information shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Policies and Procedures for the Approval of Related Person Transactions

The charter of the Audit Committee provides that it must approve all transactions between the Company and related parties, as defined in applicable SEC rules and regulations. In accordance with this responsibility, the Audit Committee on a timely basis reviews and, if appropriate, approves all related party transactions. At any time in which an executive officer, director or nominee for director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related party transaction, such person is expected to notify the Chairperson of the Audit Committee of the transaction. Generally, the Chairperson of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related party transaction requiring approval by the Audit Committee. If the transaction is considered to be a related party transaction, then the Audit Committee will review the transaction and, in deciding whether to approve the transaction, will consider the factors it deems appropriate under the circumstances, including, but not limited to, the following:

•	The approximate dollar amount involved in the transaction, including the amount payable by or to the related person;
•	The nature of the interest of the related person in the transaction;
•	Whether the transaction may involve a conflict of interest;
•	Whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	The purpose of the transaction and any potential benefits to the Company.

In addition to the Audit Committee’s written responsibility, as mandated by the Audit Committee’s charter, to approve related party transactions, the Company also has other written policies and procedures for approving and monitoring related third party transactions.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed to the Company for professional services rendered by M&J for the fiscal years ended December 31, 2012 and December 31, 2013:

Services	2012*	2013*
Audit Fees (1):	$124,400	$122,400
Audit Related Fees (2):	$17,500	$17,000
Tax Fees (3):	$23,350	$19,400
All Other Fees:	$0	$0

(1)	Includes fees for the audit of the consolidated financial statements and review of the interim financial information contained in the quarterly reports on the form 10-Q and other regulatory reporting. In addition, this category includes fees for services rendered associated with the review of documents filed with the SEC.
(2)	Includes fees for attestation and related services traditionally performed by the auditor including attestation services not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)	Includes fees for tax compliance services including preparation of original and amended federal and state income tax returns, preparation of personal property tax returns and tax payment and planning advice.

* Before June 1, 2013, HLB served as the Company’s independent registered public accounting firm. Therefore, fees billed for services rendered for the fiscal year ended 2012 were billed by HLB. Fees billed by HLB in relation to 2013 services related to Form 10-Q filings and review of estimated tax requirements totaled $8,200 and $600 respectively.

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The charter of the Audit Committee provides that the duties and responsibilities of the Audit Committee include the pre-approval of all services that may be provided to the Company by the independent accountants whether or not related to the audit. In fiscal years 2012 and 2013, the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Asset/Liability Management and Strategic Planning Committee

The Asset/Liability Management and Strategic Planning Committee oversees and reviews the Company’s investment portfolio, risk management process, development and implementation of the Company’s strategic plan and interest risk positions. The current members of this Committee are Messrs. Driver, Fussell, and Wiggins. The Asset/Liability Management and Strategic Planning Committee held four meetings for the Company during 2013, each of which was held concurrently with an identical committee of the Bank. Ken Driver is the Company’s Asset / Liability Committee Chairman and attended four Management Asset / Liability Committee meetings held in 2013.

Human Resource/Compensation Committee

The Human Resource / Compensation Committee makes recommendations to the Board with respect to the compensation of executive officers and employees of the Company and the Bank. The Human Resource/Compensation Committee administers the Company’s 401(k) plan, Employee Stock Ownership Plan (“ESOP”), Statutory-Nonstatutory Stock Option Plan, 2002 Long Term Incentive Plan and 2004 Non-Employee Director Compensation Plan. In addition, the Human Resource/Compensation Committee oversees the Company’s employee benefit and salary administration functions. The Board has adopted a written charter for this Committee, which is available on the Company’s website at www.cscbank.com in the Investor Relations area. The Human Resource/Compensation Committee is comprised of three independent directors chosen annually by the Board. Messrs. Driver, Fillauer and Ms. Yessick, who is the Committee Chairperson, constitute the current members of the Human Resource/Compensation Committee. The Human Resource/Compensation Committee held two meetings for the Company during 2013, each of which was held concurrently with an identical committee of the Bank. Ms. Yessick serves as the chairman of the Human Resource / Compensation Committee.

Nominating/Board Governance Committee

The Nominating/Board Governance Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the Bank and the long-term interests of the Company’s shareholders. The Nominating/Board Governance Committee develops and maintains a list of potential candidates for the Board. In assessing candidates for service as an independent director, the Nominating/Board Governance Committee considers: the individual’s knowledge and contacts in the communities in which the Company does business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building an effective and responsive Board. The Nominating/Board Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them for service on the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board.

As described above, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Nominating/Board Governance Committee bases its recommendations of new nominees for director positions. The Board believes that diversity is important to the effective functioning of the Board. More generally, the Board is committed to fostering an environment of non-discrimination and equal opportunity for employees, customers and suppliers and treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Nominating/Board Governance Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

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The Nominating/Board Governance Committee also reviews the performance and contribution of independent members of the Board and determines the need for any corporate officer to be considered a candidate for nomination. The Nominating/ Board Governance Committee will not consider nominees for directors recommended by shareholders. The Board has adopted a written charter for the Nominating/Board Governance Committee, which is available on the Company’s website at www.cscbank.com in the Investor Relations area. Each member of the Nominating/Board Governance Committee would be deemed independent under the Nasdaq listing standards. Messrs. Fillauer, Driver and Welborn and Ms. Yessick constitute the current members of the Nominating/Board Governance Committee. The Nominating/Board Governance Committee held no meetings during 2013. Mr. Welborn served as the chairman of the Nominating/Board Governance Committee. All the Independent Directors agreed to serve another year at the request of Mr. Welborn during the January Board meeting and the Nominating committee was not required to meet for 2013.

Shareholder Communications with Directors

Shareholders are encouraged to communicate with directors either in person or in writing at any time. Communications are not screened and written communications are passed on to the Board for its review and consideration. Written communications should be sent to Cornerstone Bancshares, Inc., Attention: Chairman of the Audit Committee, 6401 Lee Highway, Suite 119, Chattanooga, Tennessee 37421.

EXECUTIVE COMPENSATION

Introduction

The Human Resources / Compensation Committee (the “Committee”) carries out the Board’s overall responsibilities with respect to executive compensation, director compensation and reviews the performance of the Company’s principal executive officer (the “PEO”). The Committee also oversees administration of the Company’s employee benefit plans, including the Company’s 401(k) plan and ESOP. The Committee operates under a written charter (see www.cscbank.com) that is approved annually by the Board. The Committee Chairperson sets the agenda and calendar for the Committee. The Committee has the authority to hire independent consultants to advise the Committee on compensation matters. For fiscal 2013, the Committee did not hire an independent consultant to advise the Committee on compensation matters. The PEO reviews the performance of the other named executive officers and recommends to the Committee compensation packages for each of them.

Total compensation of the Company’s named executive officers is determined primarily by the Company’s size in earning assets, the Company’s financial performance and the individual executive’s performance. In determining what types and levels of total compensation to offer the named executive officers, the Committee follows its written Executive Compensation Policy, including guidelines, using predetermined Company financial parameters for the distribution of the particular components of total compensation to the named executive officers.

Compensation Philosophy

The Company’s overall executive compensation philosophy is to align its compensation program with optimizing shareholder value. To that end, the program is designed to recognize superior operating performance and to attract, retain and motivate the executive talent essential to the Company’s financial success. Consistent with this philosophy, the Committee is guided by the following objectives when administering the Company’s overall compensation program:

•	Attract and retain highly qualified executives who portray the Company’s culture and values;
•	Motivate executives to provide excellent leadership and achieve the Company’s goals;
•	Provide substantial performance-related incentive compensation that is aligned with the Company’s strategies and directly tied to meeting specific Company objectives;
•	Strongly link the interests of the executives to the value derived by the Company’s shareholders from owning the Company’s Common Stock; and
•	Be fair, ethical, transparent and accountable in setting and disclosing executive compensation.

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In furtherance of these objectives, the following considerations underlie the Committee’s determination with respect to the following principal elements of compensation for the named executive officers:

Base Salary – Individual salary determinations should be based upon the officer’s qualifications, behaviors, cultural adherence and performance.

Annual Cash Incentives – Executives should have a portion of their total cash compensation at risk, contingent upon meeting Company objectives.

Long-Term Equity-Based Awards – Executives who are critical to the Company’s long-term success should participate in long-term incentive opportunities that link a portion of their total compensation to increasing shareholder value.

Retirement Plans and Other Benefits – Executives should participate in the Company’s benefit programs, such as health insurance, 401(k) plan, ESOP, vacation and life insurance, at a level consistent with policy, prevailing law and current regulation.

Total compensation is intended to correlate to the Company’s ability to grow earning assets, which in turn enhances the Company’s growth in shareholder value. The Committee did not use competitive salary surveys to determine or measure the total compensation of the named executive officers. A portion of each named executive officer’s total compensation consists of cash payments, including base salary and/or annual cash incentive awards. In addition, a portion of each named executive officer’s total compensation consists of equity awards designed to align the interests of the named executive officers with the interests of the Company’s stakeholders, who include shareholders, employees, directors and community interests.

Fiscal 2013 Summary Compensation Table and Narrative

Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits awarded to, earned by or paid to all persons who served as principal executive officer of the Company during 2013 and certain other executive officers, including the three other most highly compensated executive officers whose total compensation exceeded $100,000 (the “named executive officers”). The disclosure requirements include the use of tables and narrative discussion of any material factors necessary to an understanding of the information disclosed in the tables. The summary compensation table below sets forth certain elements of compensation for the named executive officers of the Company and the Bank for the periods indicated.

FISCAL 2013 SUMMARY COMPENSATION TABLE

		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Director Fees Earned or Paid in Cash	All Other Compens-ation	Total
Name and Principal Position	Year	( $ )	( $ )(1)	( $ )	( $ )(2)	( $ )	( $ )(3)	( $ )(4)	( $ )
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Nathaniel F. Hughes	2013	169,200	203	0	29,250	0	8,064	0	206,717
President & CEO	2012	169,200	1,000	0	19,500	0	8,064	0	197,764
Company & Bank	2011	169,200	1,000	0	24,250	0	8,064	0	202,514

John H. Coxwell	2013	60,000	203	35,000	17,550	0	0	0	112,753
Senior Ex. Vice President	2012	35,000	500	19,269	0	0	0	0	54,769
Bank (5)

Robert B. Watson	2013	140,000	203	0	17,550	0	0	0	157,753
Ex. Vice President	2012	140,000	1,000	0	11,700	0	0	0	152,700
Sr. Loan Officer	2011	140,000	1,000	0	14,550	0	0	0	155,550
Bank

James R. Vercoe Jr.	2013	125,000	217	0	17,550	0	0	0	142,767
Ex. Vice President	2012	125,000	1,000	0	11,700	0	0	0	137,700
Chief Credit Officer	2011	117,500	1,000	0	14,550	0	0	0	133,050
Bank

Gary W. Petty Jr.	2013	125,000	203	0	17,550	0	0	0	142,753
Ex. Vice President	2012	125,000	1,000	0	11,700	0	0	0	137,700
COO Bank;	2011	115,000	1,000	0	14,550	0	0	0	133,050
CFO Company

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________________

(1)	Represents cash bonuses paid to the entire workforce in connection with the Christmas holiday season.
(2)	The amounts in this column reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Fiscal 2011 option awards were made on March 1, 2011 with a Black-Scholes value of $0.97 per share. Fiscal 2012 option awards were made on March 1, 2012 with a Black-Scholes value of $0.78 per share. Fiscal 2013 option awards were made on March 1, 2013 with a Black-Scholes value of $1.17 per share. A more detailed discussion of the assumptions used in the valuation of option awards made in fiscal 2011, 2012 and 2013 based on performance during 2010, 2011 and 2012 may be found in Note 14 of the Notes to the Financial Statements in the Company’s Form 10-K for the fiscal year ended December 31, 2013. Options acquired pursuant to option grants must generally be held at least two years before partial vesting is possible.
(3)	The amounts in this column reflect the aggregate amount of cash fees earned or paid to employee directors for attending meetings of the Board and the Bank, as described in greater detail under the section entitled “Director Compensation” below.
(4)	No contributions were made for fiscal 2012 and 2013 to the Company’s 401(k) or ESOP plans. The Bank paid $7,420 in 2013 to give the ESOP plan liquidity for individuals that had less than 1,000 shares that requested to liquidate their shares as per the plan and administrative fees. The Bank paid $4,526 in 2013 to the 401(k) plan for administrative fees.
(5)	John Coxwell was hired by the Bank June 1, 2012.

Outstanding Equity Awards at 2013 Fiscal Year-End Table and Narrative

The following table sets forth information concerning outstanding equity based awards for each of the named executive officers as of December 31, 2013. Because the Company has never issued stock appreciation rights, restricted stock awards or other stock awards, the table excludes all columns relating to such awards.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Option Awards (1)
		Number of Securities Underlying Unexercised Options (2)		Option Exercise	Option
	Grant	Exercisable	Unexercisable	Price	Expiration
Name	Date	(#)	(#)	($)	Date

Nathaniel F. Hughes(3)	3/01/2004	26,000		5.438	3/01/2014
	3/01/2005	18,000		9.225	3/01/2015
	3/01/2008	8,500		7.990	3/01/2018
	3/01/2009	10,000		3.600	3/01/2019
	3/01/2011	7,500	17,500	1.700	3/01/2021
	3/01/2012	0	25,000	1.650	3/01/2022
	3/01/2013	0	25,000	2.370	3/01/2023

John H. Coxwell	3/01/2013	0	15,000	2.370	3/01/2023

Robert B. Watson(3)	3/01/2004	10,000		5.438	3/01/2014
	3/01/2005	6,000		9.225	3/01/2015
	3/01/2008	7,000		7.990	3/01/2018
	3/01/2009	10,000		3.600	3/01/2019
	3/01/2011	4,500	10,500	1.700	3/01/2021
	3/01/2012	0	15,000	1.650	3/01/2022
	3/01/2013	0	15,000	2.370	3/01/2023

James R. Vercoe Jr	3/01/2011	4,500	10,500	1.700	3/01/2021
	3/01/2012	0	15,000	1.650	3/01/2022
	3/01/2013	0	15,000	2.370	3/01/2023

Gary W. Petty Jr.(3)	3/01/2004	2,600		5.438	3/01/2014
	3/01/2005	1,500		9.225	3/01/2015
	3/01/2008	3,000		7.990	3/01/2018
	3/01/2009	5,000		3.600	3/01/2019
	3/01/2011	4,500	10,500	1.700	3/01/2021
	3/01/2012	0	15,000	1.650	3/01/2022
	3/01/2013	0	15,000	2.370	3/01/2023

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________________

(1)	All employee stock options have been awarded under the Company’s Statutory-Nonstatutory Stock Option Plan, which was approved by the shareholders in 1996, and the Company’s 2002 Long Term Incentive Plan, which was approved by the shareholders in 2002. All unexercised stock options have been adjusted for the 2-for-1 stock splits of September 2004 and December 2006.
(2)	All employee stock options vest 30% on the second anniversary of the grant date, 60% on the third anniversary of the grant date and 100% on the fourth anniversary of the grant date.
(3)	On February 26, 2010, all named executive officers voluntarily forfeited their options for the award years 2006 and 2007, and the shares underlying these options became available for distribution in connection with future awards under the plan.

Agreements or Arrangements Providing for Potential Payments Upon Termination or Change-in-Control

Key Executive Employment Agreements

The Company has entered into Executive Change-In-Control Severance Agreements (the “executive agreements”) with five of the named executive officers: Nathaniel F. Hughes, President and Chief Executive Officer; John H. Coxwell, Senior Executive Vice President; Robert B. Watson, Executive Vice President and Senior Loan Administrator; Gary Petty, Executive Vice President and Chief Operating Officer; and James R. Vercoe, Executive Vice President and Chief Credit Officer (the “key executives”). The executive agreements have an initial term of three years and will be extended, unless either party provides written notice that it elects not to extend this agreement. If a change-in-control event occurs within nine months of the expiration of the term, the term of the agreement will be automatically extended to the date of the change-in-control. Under the terms of the key executive agreements, the key executives are entitled to the payments and benefits described below only if a change-in-control occurs with respect to the Company or the Bank and the successor entity fails to offer employment to the key executive following negotiations between the key executive and the successor entity, as documented by a written employment agreement with the successor entity containing minimum terms specified below.

As a condition to the closing of any such merger or consolidation, the Company must require that the successor entity negotiate with the key executive for continued employment upon terms to be set forth in the written employment agreement. At a minimum, the employment agreement, if any, must (i) be for a period of no less than two years from the date of the change-in-control; (ii) provide for annual salary at least equal to the key executive’s annual base compensation in effect on the date of the change-in-control; (iii) provide for reimbursement of necessary and reasonable expenses, including travel expenses; (iv) include the key executive in all benefits generally available to employees of the successor entity and such other benefits and perquisites as are provided to other employees of comparable position and status; (v) provide paid vacations and holidays in an amount not less than that to which the key executive is entitled on the date of the change-in-control or such amount as is made available to other employees of comparable position and status; and (vi) include the key executive in all plans providing special benefits to other employees of comparable position and status.

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The payments and benefits that would be payable to the key executive in the event good faith negotiations fail to result in an employment agreement (containing the minimum terms) between the key executive and the successor entity following a change-in-control are:

•	All salary accrued but not yet paid through the date the key executive’s employment is terminated;

•	Reimbursement of all expenses incurred by the key executive on behalf of the Company, the Bank or the successor entity, but not yet paid, through the termination date;

•	All cash benefits previously earned, but not yet paid, including deferred compensation, accrued pension, bonus or incentive compensation, through the termination date;

•	All other payments to which the key executive may be entitled under the terms of any benefit plan of the Company or the Bank;

•	All incentive stock options, restricted stock and stock appreciation rights to which the key executive may be entitled will immediately become fully vested at 100%; and

•	A lump sum payment, equal to two times the key executive’s annualized base compensation then in effect at the termination date.

In the event the key executive fails to negotiate for employment in good faith, he will be entitled only to the accrued but unpaid compensation and benefits set forth in the first four bullets above and will not be entitled to accelerated vesting of equity awards or the lump sum severance payment. The key executive agreements also prohibit the key executives, so long as any change-in-control payment is made as described above, from engaging in any business activities within the Chattanooga Standard Metropolitan Statistical Area which are in competition with any business or activity of the successor entity for a period of one-year from the change-in-control date.

For purposes of the executive agreements, a “change-in-control” occurs when (i) the shareholders of the Company or the Bank approve a merger or consolidation of either entity with any other entity as a result of which less than 50% of the outstanding voting securities of the surviving entity are owned by the former shareholders of the Company or the Bank; or (ii) the shareholders of the Company approve a sale of substantially all of the assets of the Bank to an entity that is not a wholly owned affiliate of the Company.

Company Equity Plans

Under the terms of the Company’s 2002 Long Term Incentive Plan, the vesting of any outstanding stock options and other awards under the plan will be accelerated upon the occurrence of a change of control so that all awards not previously exercisable and vested are fully exercisable and vested. For purposes of this plan, a “change of control” means the happening of any of the following:

•	When any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company’s then outstanding securities;

•	The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, by merger or otherwise; or

•	The filing of an application with any regulatory authority having jurisdiction over the ownership of the Company by any “person” (as defined above) to acquire 51% or more of the combined voting power of the Company’s then outstanding securities.

Also under the terms of the plan, if the employment of a participant in the plan is terminated for any reason following a change of control, any outstanding stock options or other awards under the plan granted to the participant that are not fully exercisable and vested will become fully exercisable and vested as of the date of such termination and any obligations to pay amounts to the Company or any subsidiary in connection with an award will be terminated as of the date when such termination occurs.

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DIRECTOR COMPENSATION

Fees for Board Service

The Company’s directors do not receive fees for attendance at meetings of the Board or committees of the Board of the Company. Rather, because these meetings are held concurrently with the meetings of the Board and equivalent committees of the Board of the Bank, meeting fees are paid by the Bank solely with respect to attendance at meetings of the Board and committees of the Board of the Bank. Although employee directors are entitled to receive cash fees for attendance at Board meetings, they are not eligible for Board committee attendance fees or to participate in the Company’s annual cash incentive or long-term incentive award programs. In fiscal 2013, each director received $672 for attendance at each concurrent Board meeting (two paid absences per calendar year are allowed). Each non-employee director (also referred to herein as an “independent director”) also received $204 for attendance at each concurrent Audit Committee meeting and $179 for attendance at each other Board committee meeting (including concurrent meetings of equivalent Board and Bank committees and meetings of the Bank’s Loan Committee), except that the Chairperson of the Audit Committee and of each other Board committee of the Bank received $247 and $204, respectively, for attendance at such meetings. The Chairman of the Board also receives cash chairmanship fees (currently, $93,064 on an annualized basis) for such service of which $76,772 was allocated to the Bank. Total director fees paid by the Company for services rendered on behalf of the Company in 2013 were $204,166.

Director Annual Cash Incentive Awards

The independent directors of the Company are eligible to receive an annual cash incentive award if the Company meets certain financial performance goals set forth in its profit plan, as from time to time amended. These payments may be paid in cash or, at the election of each independent director under the 2004 Non-Employee Director Compensation Plan, in shares of Common Stock. Performance targets are established at the beginning of the fiscal year through the financial budgeting process. Therefore, the independent directors’ annual cash incentive awards are determined based on the Company’s overall financial performance. The opportunity to earn a cash incentive award payment ranges from 0% to 100% of the average independent directors’ compensation received in Board, subsidiary Board and committee fees. The independent directors’ cash incentive award pool is further limited to not be greater than the executive officers’ cash incentive award pool. Because the Company did not provide any funds for the executive officers’ cash incentive award pool in fiscal 2013, the independent directors did not receive any cash incentive awards for fiscal 2013.

Director Long-Term Equity Based Awards

The Company’s independent directors are also eligible to participate in the Company’s Statutory-Nonstatutory Stock Option Plan and the 2002 Long Term Incentive Plan, each of which was previously approved by the Board and its shareholders. The Compensation Committee establishes, in February of each fiscal year, assuming the achievement of certain financial targets for such fiscal year, the value of the Company’s incentive stock options that will be issued the following calendar year. Based on the market value of the incentive stock options issued to all Company employees, the independent directors as a group participate guideline at a level of 20% of the total market value of all stock options granted to both employees and independent directors. The employee grant represents 82% of the total Company grant, while the independent director grant, as a group, represents 18% of the total Company grant. The independent directors were granted 5,000 non-qualified stock options per director to reward the Directors. The Board anticipates increasing the issuance level in 2014. The non-qualified stock options issued to independent directors for 2013 vest 50% on the first anniversary of the grant date and 100% on the second anniversary of the grant date. The Company will recognize compensation expense related to the shares subject to these awards as the shares vest.

In 2012, the Company’s independent directors chose to reinstate the reduction in director fees in previous years due to the Bank’s financial difficulty. The increase in fees was decided to be in the form of stock grants. During 2012, the independent directors were issued 2,500 shares each with the exception of Miller Welborn who was granted 15,000 shares. During 2013 there no grants issued.

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Director Compensation Table

The following table sets forth the compensation earned by the Company’s independent directors for services rendered during the fiscal year ended December 31, 2013:

DIRECTOR COMPENSATION FOR FISCAL 2013*

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)	($)
B. Kenneth Driver	15,528	0	5,850	0	0	21,378
Karl Fillauer	11,003	0	5,850	0	0	16,853
David G. Fussell	11,565	0	5,850	0	0	17,415
Frank S. McDonald	15,395	0	5,850	0	0	21,245
Doyce G. Payne, M.D.	15,675	0	5,850	0	0	21,545
Wesley M. Welborn	93,064	0	5,850	0	0	98,914
Billy O. Wiggins	16,086	0	5,850	0	0	21,936
Marsha Yessick	10,620	0	5,850	0	0	16,470

*	Nathaniel F. Hughes is a named executive officer in this proxy statement and Mr. Hughes was a member of the Board of Directors of the Company during all of fiscal 2013. His director compensation is set forth under “Column (h)” of the “Fiscal 2013 Summary Compensation Table” above and, as a result, has been omitted from this table.
(1)	For each non-employee director, there were no grants issued in 2013.
(2)	For each non-employee director, the aggregate number of shares of Common Stock underlying option awards outstanding (whether or not exercisable) at December 31, 2013, after giving effect to the 2-for-1 stock splits in September 2004 and December 2006, was as follows: Mr. Driver—21,650 shares; Mr. Fillauer—21,650 shares; Mr. Fussell—17,050 shares; Mr. McDonald—18,650 shares; Dr. Payne—21,650 shares; Mr. Welborn—18,650 shares; Mr. Wiggins—21,650 shares; and Ms. Yessick—21,650 shares. Non-qualified stock options are granted to independent directors with an exercise price equal to the market price on the grant date, and vest 50% on the first anniversary of the grant date and 100% on the second anniversary of the grant date.

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THE COMPANY’S LONG-TERM EQUITY AND QUALIFIED RETIREMENT PLANS

401(k) Plan

The Company has a 401(k) plan covering employees meeting certain age and service requirements. The plan is structured such that employees can contribute to the plan on a tax-deductible basis and have their contributions invested in various investment funds offered under the plan. The plan permits, but does not require, the Company to make an employer matching contribution during the plan year. Employer contributions, which when made represent 33% of the first 6% of an employee’s salary contributed to the plan, totaled $0 in 2013. The Company paid $4,526 in 2013 to cover the plan’s administrative fees.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan (“ESOP”) to which the Company contributes 100% of the contribution toward purchasing the Company’s Common Stock, and allocates the contribution among the participants based on regulatory guidelines. The Company has set a maximum guideline of 9% of base pay, plus cash incentive performance awards, as a maximum contribution limit. However, the Company will only provide a contribution to the ESOP when the Compensation Committee, upon approval of the Board, recommends a Company contribution. The Company’s contribution is determined by the financial performance of the Company on a year-to-year basis, and the benchmarks are established by the Compensation Committee. Employer contributions are available to all employees who complete more than 1,000 hours of service per year. There are certain age and years-of-service requirements before contributions can be made for the benefit of the employee. The ESOP plan also provides for a three year 100% vesting requirement; therefore, employees terminating employment before their third anniversary date will forfeit their accrued benefit under the ESOP. The forfeiture will be re-allocated among the remaining ESOP participants. The Company paid $7,420 in 2013 to give the ESOP plan liquidity for individuals that had less than 1,000 shares who request to liquidate their shares as per the plan and administrative fees.

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Cornerstone Bancshares, Inc. Statutory-Nonstatutory Stock Option Plan

The Company established the Statutory-Nonstatutory Stock Option Plan during 1996 as a long-term incentive for eligible employees and directors. A total of 820,000 shares, as adjusted for the 2-for-1 stock splits effective September 2004 and December 2006, were available for issuance under the plan, of which 220,000 were allocated as incentive stock options and 600,000 were allocated as nonqualified stock options. The persons eligible to receive incentive stock options under the plan are key Company employees and officers selected by the Compensation Committee. Persons designated by the Compensation Committee who are eligible to receive nonqualified options need not be employees of the Company and generally will be non-management directors of the Company. The nonqualified stock options are issued at the market value of the Company’s stock and are exercisable upon vesting. The term of all options issued under the plan is 10 years. Under the terms of the plan, no further incentive stock options may be awarded. As of December 31, 2013, a total of 71,600 incentive stock options had been exercised, no outstanding incentive stock options remained exercisable and 148,400 had been forfeited under the terms of the plan. As of December 31, 2013, a total of 599,000 nonqualified stock options had been granted under the plan of which, 526,000 had been exercised and 24,000 remained exercisable with no shares available for issuance.

Cornerstone Bancshares, Inc. 2002 Long Term Incentive Plan

The Company established the 2002 Long Term Incentive Plan (the “Incentive Plan”) with shareholder approval in April 2002 as long-term incentive for eligible employees and directors. A total of 1,200,000 shares, as adjusted for the 2-for-1 stock splits effective September 2004 and December 2006, are available for issuance under the Incentive Plan. The Incentive Plan allows for the issuance of restricted stock, stock appreciation rights, performance awards, non-qualified stock options and incentive stock options. The persons eligible to receive grants under the Incentive Plan are key Company officers, employees and directors selected by the Compensation Committee. The incentive stock options are issued at the market value of the Common Stock and vest 30% on the second anniversary of the grant date, 60% on the third anniversary of the grant date and 100% on the fourth anniversary of the grant date. The nonqualified stock options are issued at the market value of the Common Stock and vest 50% on the first anniversary of the grant date and 100% on the second anniversary of the grant date. The term of all grants are determined by the Compensation Committee, but may not exceed ten years. As of December 31, 2013, a total of 1,382,250 incentive stock options had been issued to Company employees under the Incentive Plan, of which 810,825 remained outstanding. Of the incentive stock options that had been issued as of December 31, 2013, 12,650 had been exercised, 307,025 remained exercisable, 503,800 remained unvested and 558,775 had been forfeited and made available for future issuance under the plan. As of December 31, 2013, a total of 168,300 nonqualified stock options had been issued to Company directors under the Incentive Plan, of which 166,250 remained outstanding. Of the nonqualified stock options that had been issued as of December 31, 2013, none had been exercised, 76,250 remained exercisable, 90,000 remained unvested and 2,050 had been forfeited and made available for future issuance under the plan. The Incentive Plan has 210,275 remaining stock options available for future issuance.

Cornerstone Bancshares, Inc. 2004 Non-Employee Director Compensation Plan

The Company’s Board of Directors established the 2004 Non-Employee Director Compensation Plan (the “Director Plan”) to provide to non-employee directors the option to receive all or part of their compensation for serving on the Board and on any committee of the Board in shares of Common Stock. The total number of shares that may be issued under the Director Plan may not exceed 80,000, as adjusted for the 2-for-1 stock splits effective September 2004 and December 2006. Shares of Common Stock payable under the Director Plan are issued within forty-five days of the end of the calendar quarter in which they were earned. The number of shares delivered pursuant to the Director Plan is equal the amount of the applicable director compensation divided by the average closing price of the Common Stock for the five trading days immediately preceding the date on which such director compensation was earned.

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Equity Compensation Plan Information as of December 31, 2013

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders:	1,001,075	$3.43	210,275
Equity compensation plans not approved by security holders:	0	$0.00	80,000
Total	1,001,075	$3.43	290,275

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various Company directors, executive officers and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, are customers of the Company and its subsidiary. These persons, corporations and firms have had transactions in the ordinary course of business with the Company and its subsidiary, including borrowings, all of which, in the opinion of management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company and its subsidiary expect to have such transactions on similar terms with directors, executive officers and their affiliates in the future. The aggregate amount of loans outstanding by the Bank to directors, executive officers and related parties as of December 31, 2013 was $1,380,170 which represented 3.4% of the Company’s consolidated shareholders’ equity on that date.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under 16(a) of the Exchange Act, directors and executive officers of the Company and persons who own 10% or more of the Company’s Common Stock are required to report to the Securities and Exchange Commission (the “SEC”), within specified due dates, their initial beneficial ownership of the Company’s Common Stock and all subsequent changes to their beneficial ownership. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file in accordance with Section 16(a). Based solely on the Company’s review of these reports or on representations or information provided to the Company by the persons required to make such filings, the Company believes that all Section 16(a) filing requirements were complied with during the last fiscal year, with the exception of the following filings: (1) Miller Welborn filed one late report on Form 4 on August 13, 2013, reporting one transaction related to the purchase on August 7, 2013 of 284 shares of the Company’s Common Stock.

Shareholder Proposals for the 2015 Annual Meeting

Under SEC rules, proposals from the Company’s eligible shareholders for presentation for action at the 2015 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than November 29, 2014 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to the 2015 Annual Meeting of Shareholders.

Available Information

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. This information is available on the Internet at the SEC’s website at www.sec.gov. Shareholders may also read and copy such reports, proxy statements and other information at the Public Reference Room at 100F Street, N.E., Washington, D.C. 20549. Shareholders may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K is being mailed with this proxy statement to each shareholder of record.

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